Exhibit 99.1

PRESS RELEASE

	Contact:	Temple Weiss
Investor Relations
877-777-6560

LA QUINTA® ANNOUNCES FIRST QUARTER 2003 FINANCIAL RESULTS

Dallas, Texas (May 1, 2003) – La Quinta Corporation (NYSE: LQI) today announced financial results for the first quarter ended March 31, 2003.  La Quinta will hold a conference call today to discuss these results and its business.

The Company reported the following financial results, which included the impact from healthcare asset sales.  A detailed schedule reconciling net loss to EBITDA is included in the supplemental tables.

For the first quarter 2003, La Quinta reported:

•                       Revenues of $121 million, a 12% decline compared to 2002.

•                       Net loss of $50 million, or ($0.35) per share, versus net loss of $460 million, or ($3.22) per share, in 2002.

•                       EBITDA of $32 million, a 30% decline compared to 2002.

“Weakness in business travel and some softening in leisure travel negatively impacted our quarterly results,” said Francis W. (“Butch”) Cash, President and Chief Executive Officer.  “The soft economy and concerns surrounding anticipation of a war in Iraq weighed heavily on the lodging industry.  Once the war actually began, travel dropped off significantly.  Despite the challenging environment, we were able to improve our guest satisfaction scores and strengthen our balance sheet and credit profile.”

Lodging Results

RevPAR for total company and comparable owned hotels declined 6.2% and 7.2%, respectively, during the first quarter.  In the Company’s top ten markets – Dallas/Ft. Worth, Houston, Denver, San Antonio, Austin, New Orleans, Atlanta, Orlando, Miami/Ft. Lauderdale and Phoenix – RevPAR of our direct competitors in these markets declined 7% during the quarter while La Quinta’s RevPAR declined 11%.  RevPAR was impacted by occupancy declines, which were partially offset by improvements in average daily rates. EBITDA for the first quarter was $32 million, decreasing $14 million over the same period last year.

“While La Quinta and the rest of the lodging industry continue to face sluggish demand and pricing pressures, we are focused on improving our business,” said Mr. Cash.  “We have upgraded our properties with significant refurbishments.  Our focus on guest satisfaction is resulting in improving customer ratings.  While not satisfied with our revenue results, we believe the recent investments we have made in our frequent stayer program, electronic distribution and sales force – coupled with improvements in our product and service – will lead to stronger top line performance as our programs gain traction.”

“The La Quinta brand continues to be well received by the franchise community, even in today’s tough financing environment” continued Mr. Cash.  “During the quarter, we opened 226 franchise rooms (3 hotels).  With a pipeline of 3,600 rooms approved, we currently continue to anticipate having approximately 10,000 franchise rooms opened by the end of this year.”

Financial Position

At March 31, 2003, La Quinta had total indebtedness of $915 million and cash of $208 million.  In March, the Company successfully completed an offering of $325 million 8 7/8% senior notes due 2011.  A portion of the proceeds from the offering was used in March and April to fund tender offers for notes maturing or redeemable at the holders’ option in 2003 and 2004.  As a result, as of April 2, 2003, the Company had total indebtedness of $810 million and $106 million of cash.  The remaining proceeds from the offering will be used to fund $84 million of notes maturing or redeemable at the holders’ option in 2003 and 2004 that were not tendered to the Company, as well as for general corporate purposes.

In addition, the Company amended certain terms of its revolver, which will now mature on January 4, 2004.  The size of the revolver has been reduced to $125 million, reflecting the additional liquidity raised from the senior note offering completed in March.  At March 31, 2003, the Company had $102 million available under its revolver (net of $23 million in letters of credit).

“We are very pleased with the enhancements we made to our balance sheet during the quarter,” said David L. Rea, Executive Vice President and Chief Financial Officer.  “With the completion of the $325 million debt offering and related tender offers, we were able to double our weighted average debt maturity to five years.  As a result, we now have the liquidity to address our maturities through August 2005.”

During the first quarter, the Company recorded $65 million of charges, which include $62 million of non-cash charges for impairments, based on a quarterly examination of its real estate portfolio in accordance with generally accepted accounting principles, a $2 million loss on the early extinguishments of debt related to the refinancing and $1 million related to the Company’s former healthcare business.

Current Outlook

The Company has updated its guidance to give effect for the U.S. military action in Iraq.  For the second quarter of 2003, La Quinta currently anticipates a total company RevPAR decline of approximately 5%, reflecting weakness stemming from the war in Iraq and continued weakness in lodging demand.  EBITDA is currently anticipated to be approximately $44 million.  EPS is currently anticipated to be approximately ($0.06).

La Quinta currently anticipates full year 2003 total company RevPAR to be down approximately 2-3%, reflecting the impact of the war in Iraq and continued weakness in key La Quinta markets, offset by the impact of the Company’s revenue initiatives later in the year.  EBITDA is currently anticipated to be approximately $145 million.  Full year EPS is currently anticipated to be approximately ($0.57) per share.  EPS guidance reflects an increase in interest expense from the first quarter of 2003 and certain non-cash charges.

The Company currently anticipates self-funding its capital expenditures in 2003.  Capital expenditures are currently anticipated to be approximately $60 million.

Conference Call and Where You Can Find Additional Information

As previously announced, at 11:00AM (EDT) on May 1, 2003, La Quinta will hold a conference call and audio webcast to discuss its financial results and business outlook.  La Quinta may answer one or more questions concerning business and financial matters affecting the Company, which may contain or constitute information that has not been previously disclosed.

Simultaneous with the conference call, an audio webcast of the call will be available via a link on the La Quinta website, www.LQ.com, in the Investor Relations–Webcasts section.  The conference call can be accessed by dialing 800-240-7305 (International: 212-329-1454).  An access code is not required. A replay of the call will be available from 1:00 PM (EDT) on May 1, 2003 through 1:00 PM (EDT) on May 7, 2003 by dialing 800-405-2236 (International: 303-590-3000) and entering the access code of 535940.  The replay will also be available in the Investor Relations–Webcasts section of the La Quinta website, www.LQ.com.

About La Quinta Corporation

Dallas-based La Quinta Corporation (NYSE: LQI), a leading limited service lodging company, owns, operates or franchises over 350 La Quinta Inns and La Quinta Inn & Suites in 33 states.  Today's news release, as well as other information about La Quinta, is available on the Internet at www.LQ.com.

Safe Harbor Statement

Certain matters discussed in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “projects” and other similar expressions, which are predictions of or indicate future events and trends, typically identify forward-looking statements.  Our forward-looking statements are subject to a number of risks and uncertainties which could cause actual results or the timing of certain events to differ materially from those projected in or contemplated by the forward-looking statements.  Accordingly, we cannot assure you that the expectations set forth in these forward-looking statements will be attained.  Some of the factors that could cause actual results or the timing of certain events to differ from those described in these forward-looking statements include, without limitation, our ability to successfully grow the revenues (through our revenue initiatives or otherwise) and profitability of our lodging business and franchising program; concentration of our properties in certain geographic areas; our ability to realize sustained labor or other cost savings; the availability and costs of insurance for our properties and business; competition within the lodging industry, including in the franchising of the La Quinta® brand; our ability to generate attractive rates of return on new lodging investments; the cyclicality of the lodging business; the impact of U.S. military action in Iraq and/or additional terrorist activities; the effects of the general economic slowdown, including decreases in consumer confidence and business spending, which may continue to adversely affect our business and industry; interest rates; the ultimate outcome of litigation filed against us; the availability of capital for corporate purposes including for debt repayment, acquisitions and capital expenditures; the conditions of the capital markets in general; our ability to continue to successfully sell additional lodging assets; and other risks detailed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, the risks described in our Joint Annual Report on Form 10-K for the year ended December 31, 2002 entitled "Certain Factors You Should Consider About Our Companies, Our Businesses and Our Securities”.  We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Measurement Tools

La Quinta uses EBITDA as a supplemental measure of the Company’s performance because we believe it gives the reader a more complete understanding of our financial condition and operating results. We use this metric to calculate various financial ratios and we believe some debt and equity investors also utilize this metric for similar purposes.  EBITDA includes adjustments for non-cash income or expenses such as depreciation, amortization and other non-cash items.  EBITDA is also adjusted for income taxes, interest expense and minority interest, as well as certain cash income or expense that we believe otherwise distort the comparability of the measure.  EBITDA is intended to show unleveraged, pre-tax operating results.  The impact of investing and financing transactions, as well as income taxes, should also be considered in evaluating overall results.  EBITDA is not intended to represent any measure of performance in accordance with generally accepted accounting principles (“GAAP”) and our calculation and use of this measure may differ from our competitors.  This non-GAAP measure should not be read in isolation or as a substitute for a measure of performance or liquidity prepared in accordance with GAAP.  A detailed schedule reconciling GAAP net loss to EBITDA is included in the attached supplemental tables.

Supplemental Schedules
Financial Results
Other Expense (Income)
Supplemental Non-GAAP Financial Data
Other Supplemental Information
Lodging Statistics

La Quinta Corporation

Schedule A

Financial Results

(Unaudited)

Operating Data

	Three months ended March 31,
	2003	2002
	(In thousands, except per share data)
Revenues
Lodging	$120,242	$131,902
Other	1,231	6,620
Total revenues	121,473	138,522

Expenses
Direct lodging operations	55,278	58,044
Other lodging expenses	18,559	19,730
General and administrative	15,211	14,626
Interest, net	14,249	18,596
Depreciation and amortization	31,928	29,759
Impairment of property, plant and equipment	62,012	—
Other expense (income)	3,183	(2,660)
Total expenses	200,420	138,095
Income (loss) before minority interest, income taxes, and cumulative effect of change in accounting principle	(78,947)	427
Minority interest	(4,510)	(4,626)
Income tax benefit (expense)	33,169	(196,672)
Loss before cumulative effect of change in accounting principle	(50,288)	(200,871)
Cumulative effect of change in accounting principle	—	(258,957)
Net loss	$(50,288)	$(459,828)

Net loss per share – basic and diluted	$(0.35)	$(3.22)

Weighted average shares outstanding – basic and diluted	142,701	142,980

Prior period results have been reclassified to conform to current period presentation.

La Quinta Corporation

Schedule B

Other Expense (Income)

(Unaudited)

	Three months ended March 31,
	2003	2002
	(In thousands)
Other Expense (Income)
Bad debt recoveries(1)	$(4)	$(7)
Gain on sale of assets and related costs	(86)	(2,492)
Loss (gain) on early extinguishments of debt(2)	1,934	(161)
Other(3)	1,339	—
Total other expense (income)	$3,183	$(2,660)

(1)               Amounts relate to recovery of healthcare receivables previously written off.

(2)               Incurred in connection with the prepayment of principal on notes payable.

(3)               Primarily related to an adjustment of actuarial assumptions on deferred compensation agreements and changes in net cash surrender values of key man life policies in the healthcare business.

La Quinta Corporation

Schedule C

Supplemental Non-GAAP Financial Data

(Unaudited)

EBITDA Reconciliation

	Three months ended March 31,
	2003	2002
	(In thousands)
Net loss (per GAAP)	$(50,288)	$(459,828)
Add:
Depreciation and amortization	31,928	29,759
Impairment of property, plant and equipment	62,012	—
Minority interest	4,510	4,626
Income tax (benefit) expense	(33,169)	152	(1)
Nonrecurring restructuring income tax charge	—	196,520	(1)
Cumulative effect of change in accounting principle	—	258,957
Interest, net	14,249	18,596
Other expense (income)	3,183	(2,660)
Total EBITDA (Non-GAAP)	$32,425	$46,122

(1)               Income tax (benefit) expense for the three months March 31, 2002 was $196,672 including net deferred tax expense of $196,520 associated with a non-recurring charge recorded in January 2002 to establish the net deferred tax liability of La Quinta as a result of our legal restructure.

EBITDA Reconciliation (Current 2003 Outlook)

	Three Months Ended June 30, 2003	Full Year 2003
	(In millions)
Net loss (per GAAP)	$(9)	$(81)
Add:
Depreciation and amortization	30	122
Impairment of property, plant and equipment	—	62
Minority interest	5	18
Income tax (benefit) expense	(4)	(47)
Interest, net	18	64
Other expense (income)	4	7
Total EBITDA (Non-GAAP)	$44	$145

La Quinta Corporation

Schedule D

Other Supplemental Information

(Unaudited)

Capital Expenditures

	Three months ended March 31,
	2003	2002
	(In thousands)
Capital expenditures	$16,579	$29,110

Selected Balance Sheet Data

	March 31, 2003	December 31, 2002
	(In millions)
		(Audited)
Property, plant and equipment, net	$2,235	$2,310
Cash and cash equivalents(A)	208	10
Total assets	2,680	2,548
Total indebtedness(B)	915	665
Total liabilities	1,209	1,028
Minority interest(C)	206	206
Total shareholders’ equity(D)	1,264	1,313

Net debt to total capitalization Equal to (B-A) / (D+C+B-A)	32%	30%

Debt Maturity Schedule

	March 31, 2003		April 2, 2003(1)
	(In millions)
2003	31	(2)	31	(2)
2004	158	(3)	53	(4)
2005	116		116
2006	20		20
2007	210		210
2008 and thereafter	380		380
Total debt	915		810

(1)               Reflects senior notes tendered through the Company’s tender offer, which closed April 2, 2003.

(2)               Assumes $24 million of 7.82% Notes due in 2026 are redeemed at the option of the holders.

(3)               Assumes $94 million of 7.114% Notes due in 2011 are redeemed at the option of the holders.

(4)               Assumes $33 million of 7.114% Notes due in 2011 are redeemed at the option of the holders.

La Quinta Corporation

Schedule E

Lodging Statistics

(Unaudited)

	Three months ended March 31, 2003			Three months ended March 31, 2002			Change
	Occ	ADR	RevPAR	Occ	ADR	RevPAR	Occ		ADR	RevPAR
Comparable Hotels(1)(2)	54.2%	$62.33	$33.79	59.3%	$61.44	$36.43	(5.1	)pts	1.4%	(7.2)%
Company Owned(1)
Inns	53.2%	$58.49	$31.12	57.8%	$56.99	$32.91	(4.6	)pts	2.6%	(5.4)%
Inns & Suites	57.0%	$72.17	$41.10	62.2%	$72.43	$45.03	(5.2	)pts	(0.4)%	(8.7)%
Total	54.2%	$62.27	$33.75	58.9%	$61.11	$35.97	(4.7	)pts	1.9%	(6.2)%

Hotel and Room Count Data

	March 31, 2003		March 31, 2002
	Number of Hotels	Number of Rooms	Number of Hotels	Number of Rooms
Comparable Hotels(2)	282	36,844	282	36,855
Company-Owned	284	37,124	291	37,989
Franchised Hotels	68	6,009	43	3,270
Total	352	43,133	334	41,259

(1)               Excludes franchised operating statistics.

(2)               Comparable hotels for the three months ended March 31, 2003 and 2002 excludes two hotels that were undergoing redevelopment at the beginning of 2002, representing 280 rooms in aggregate.  Both properties are now open.